Exhibit 4.2

ACXIOM CORPORATION
REGISTRATION RIGHTS AGREEMENT
 November 17, 2016

ACXIOM CORPORATION
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this "Agreement") is dated as of November 17, 2016, and is between Acxiom Corporation, a Delaware corporation (the "Company"), and the persons listed on Exhibit A (each, a "Holder" and collectively, the "Holders").
RECITALS
A.            As of the date hereof, the Company, Dojo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Arbor Technologies, Inc., a Delaware corporation ("Arbor"), entered into a Merger Agreement (the "Merger Agreement") which sets forth the terms and conditions by which the Company will acquire Arbor (the "Merger").
B.            Substantially contemporaneously with the execution of the Merger Agreement, each Holder executed a Key Employee Consideration Holdback Agreement (each, a "Key Employee Consideration Holdback Agreement," and collectively, the "Key Employee Consideration Holdback Agreements").
C.            Pursuant to the Consideration Holdback Agreements and the Merger Agreement, certain unvested restricted shares of Arbor common stock held by Holders prior to the effective time of the Merger (the "Effective Time") shall be assumed by the Company and converted into the right to receive a fixed amount of value equal in value to the Merger Consideration (as defined in the Merger Agreement) otherwise payable in cash to the applicable Holder, which fixed amount of value will subsequently be settled in shares of the Company's Common Stock (the "Company Holdback Shares") pursuant to the terms and conditions, including the vesting schedule and settlement formula, set forth in the Consideration Holdback Agreements.
D.            The Company and each Holder wish to agree upon the terms and conditions upon which the Company shall effect the registration of the Company Holdback Shares.
The parties therefore agree as follows:
SECTION 1

 DEFINITIONS
1.1            Certain Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Consideration Holdback Agreements.  As used in this Agreement, the following terms shall have the meanings set forth below:
(a)            "Agreement" shall have the meaning set forth in the Recitals.
(b)            "Arbor" shall have the meaning set forth in the Recitals.
(c)            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(d)            "Company Holdback Shares" shall have the meaning set forth in the Recitals.
(e)            "Common Stock" means the common stock of the Company.

(f)            "Consideration Holdback Agreements" shall have the meaning set forth in the Recitals.
(g)            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(h)            "Holder" shall have the meaning set forth in the Recitals.
(i)            "Indemnified Party" shall have the meaning set forth in Section 2.4(c).
(j)            "Indemnifying Party" shall have the meaning set forth in Section 2.4(c).
(k)            "Merger" shall have the meaning set forth in the Recitals.
(l)            "Merger Agreement" shall have the meaning set forth in the Recitals.
(m)            "Registrable Securities" shall mean (i) all Company Holdback Shares issued or issuable to the Holders pursuant to the Merger Agreement and the Consideration Holdback Agreements, and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold either pursuant to a registration statement or Rule 144.
(n)            The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(o)            "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits or reviews incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(p)            "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(q)            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(r)            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

SECTION 2

 REGISTRATION RIGHTS
2.1            Registration on Form S-3.
(a)            Initial Request for Form S‑3 Registration. The Company shall use its commercially reasonable efforts to (i) qualify for registration on Form S-3 or any comparable or successor form or forms, (ii) avoid ceasing to be a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act)  and (iii) avoid being an "ineligible issuer" (as defined in Rule 405 under the Securities Act).  Provided that the Company is qualified for the use of Form S-3 and is a well-known seasoned issuer, subject to the conditions set forth in this Section 2.1, as soon as practicable after the Company first issues Company Holdback Shares pursuant to the Key Employee Consideration Holdback Agreements (the "First Holdback Closing"), the Company shall use commercially reasonable efforts  to register for resale, pursuant to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an "automatic shelf registration statement"), all such Company Holdback Shares so issued at the First Holdback Closing.  Such registration statement shall state that such shares shall be sold by the Holders on Nasdaq or any other stock exchange, market or trading facility on which shares of the Company's Common Stock are traded or in private transactions or by such other means as shall be requested in writing by the Holders, provided that such shares shall not be sold pursuant to an underwriting unless Holders owning at least 25% of Company Holdback Shares request in writing that such shares be sold pursuant to an underwriting.  In connection with such registration, the Company will:
(i)    promptly give written notice to all Holders when such registration statement is filed with the Commission and when it is declared effective if it is not effective automatically upon filing; and
(ii)    use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all such Company Holdback Shares.
(b)            Subsequent Requests for S-3 Registration. During such time as the Company has qualified for the use of Form S-3, subject to the conditions set forth in this Section 2.1, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S‑3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will:
(i)    promptly give written notice of the proposed registration to all other Holders; and
(ii)    as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after such written notice from the Company is mailed or delivered.

(c)            Limitations on Form S‑3 Registration. Subject to the last sentence of this Section 2.1(c), the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1:
(i)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(ii)    During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, and provided further, that this limitation shall not apply for a period of two months following the date hereof; or
(iii)                  If, in a given twelve-month period, the Company has effected four (4) such registrations in such period (or if the Company is not a well-known seasoned issuer, twelve such registrations in such period).
For the avoidance of doubt, the Company acknowledges that the limitations set forth in this Section 2.1(c) do not affect in any respect the Company's obligations under Section 2.3 to file prospectus supplements and amendments to register additional Company Holdback Shares as they vest under the Key Employee Consideration Holdback Agreements once the Company has filed a registration statement on Form S-3 registering Company Holdback Shares if such registration statement is effective automatically upon filing.
(d)            Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the chief executive officer or chief financial officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(c)(ii) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the initial request of the initiating Holder(s), and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.
(e)            Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i).
2.2            Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to this Section  2.1 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.3            Registration Procedures.  In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will use its commercially reasonable efforts to:
(a)            Keep such registration effective for a period ending on the earlier of the date which is one hundred and twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;
(b)            To the extent the Company is a well-known seasoned issuer at the time any request for registration is submitted to the Company, (i) file an automatic shelf registration statement to effect such registration, and (ii) remain a well-known seasoned issuer (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;
(c)            Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(d)            Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
(e)            Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(f)            Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;
(g)            If at any time when the Company is required to re-evaluate its status as a well-known seasoned issuer for purposes of an automatic shelf registration statement used to effect a request for registration in accordance herewith (i) the Company determines that it is not a well-known seasoned issuer, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h)            Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(i)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(j)            Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
(k)            Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed; and
(l)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, with the understanding that the Company and its advisors shall not be required to cause their respective officers or employees to participate in a "road show" or similar marketing efforts.
2.4            Indemnification.
(a)            To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each of its legal counsel and accountants within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder's legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)            To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.4 exceed the gross proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c)            Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)            If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.4(d) to contribute any amount in excess of the gross proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
2.5            Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
(a)            Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of its Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to:Make and keep available at all times adequate current public information with respect to the Company in accordance with Rule 144 under the Securities Act; and
(b)            File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements.
2.7            Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8            Termination of Registration Rights.  The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1 shall terminate on the earlier of (i) such date on which all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) five (5) years after the date of this Agreement.

SECTION 3

 MISCELLANEOUS
3.1            Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders who owned a majority of the Unvested Company Shares immediately prior to the consummation of the Merger. Any such amendment, waiver, discharge or termination effected in accordance with this Section 3.1 shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this Section 3.1, the holders of a majority of the Unvested Company Shares will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.
3.2            Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Holder) or otherwise delivered by hand, messenger or courier service addressed:
(a)            if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company's records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records, in each case with a copy (which shall not constitute notice) to Edward M. Zimmerman, Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10021; or
(b)            if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at P.O. Box 8190, 601 E. Third Street, Little Rock, Arkansas, or at such other current address as the Company shall have furnished to the Holders, with a copy (which shall not constitute notice) to Michael Ringler, Wilson Sonsini Goodrich & Rosati, P.C., One Market Street, Spear Tower, Suite 3300, San Francisco, California 94105.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day.
Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company's certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Holder in the Company's records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Holder in the Company's records), (iii) posting on an electronic network together with separate notice to the Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder. This consent may be revoked by any Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

3.3            Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
3.4            Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Holder without the prior written consent of the Company. Any attempt by any Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
3.5            Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
3.6            Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
3.7            Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
3.8            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
3.9            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
3.10            Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.11            Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Delaware (or in the event of exclusive federal jurisdiction, the federal courts located in Delaware).
3.12            Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
3.13            10b5-1 Plan. The Company shall not take any action that shall frustrate the intention of any Holder to adopt and implement a trading program under Rule 10b5-1 of the Exchange Act.
3.14            Termination.  In the event the Merger is not completed and the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement will be null and void and of no effect.
(signature page follows)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.
Acxiom Corporation
a Delaware corporation

By:   /s/ Jerry Jones

Name:      Jerry Jones

Title:  Chief Ethics and Legal Officer

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.
HOLDER

                                                                                                                 David Yaffe
                                                                                        (Print holder name)

                                                                                                             /s/ David Yaffe
                                                                                                (Signature)

(Print name of signatory, if signing for an entity)

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The Parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.
HOLDER

                                                                                            Nikhil Dixit
                                                                                        (Print holder name)

                                                                                            /s/ Nikhil Dixit
                                                                                                (Signature)

                                                                (Print name of signatory, if signing for an entity)

                                                                (Print name of signatory, if signing for an entity)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.
HOLDER

                                                                                                                John Graettinger
                                                                                        (Print holder name)

                                                                                                             /s/ John Graettinger
                                                                                                (Signature)

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EXHIBIT A
HOLDERS
David Yaffe
201 East 15th St. Apt. 2B
New York, NY 10003
United States
dave@arbor.io
Nikhil Dixit
900 Minnesota St. Unit #318
San Francisco, CA 94107
United States
nikhil@arbor.io

John Graettinger
248 9th St. Apt. 1
Brooklyn, NY 11215
United States
johnny@arbor.io